Exhibit 99.1

NEUEHEALTH REPORTS FIRST QUARTER 2024 RESULTS

•Drove strong Q1 ‘24 results, focused on delivering coordinated, consumer-centric care to all populations through strong provider and payor partnerships and proactive consumer engagement
•Delivered Revenue of $245.1 million, Net Income from Continuing Operations of $5.7 million, Adjusted EBITDA of $2.5 million in Q1’24, laying a solid foundation for continued profitable growth in 2024
•NeueCare and NeueSolutions segments positioned for continued strong performance this year; maintaining expectation for 2024 Adjusted EBITDA of between $15 and $25 million†

DORAL, Fla. (May 8, 2024) (BUSINESSWIRE) – NeueHealth, Inc. (“NeueHealth” or the “Company”) (NYSE: NEUE), the value-driven healthcare company, today reported financial results for its First Quarter ended March 31, 2024.

“We had a strong start to the year, continuing to advance our value-driven, consumer-centric care model as we build on our strong relationships with providers and payors to make high-quality healthcare more accessible and affordable for all populations across the ACA Marketplace, Medicare, and Medicaid,” said Mike Mikan, President and CEO of NeueHealth. “We expanded our operations in Central Florida and continue to focus on proactive consumer engagement as we deliver a more coordinated, personalized care experience. We believe we are well-positioned to build on our First Quarter results and expect to continue to drive long-term, sustainable growth in both our NeueCare and NeueSolutions segments this year.”

Key Metrics

	As of March 31,
	2024	2023
Consumer and Patient Metrics
Value-Based Consumers served	360,000	373,000
Enablement Services Lives	109,000	27,000

	Three Months Ended
($ in thousands)	March 31,
	2024	2023
Financial Metrics
Revenue	$245,095	$300,550
Net Income (Loss) from Continuing Operations	$5,688	$(53,918)
Adjusted EBITDA (non-GAAP)	$2,529	$(5,743)

See the table at the end of this release for additional information and a reconciliation of the non-GAAP measures used in the table above.

Financial Outlook

For 2024, we are providing the following guidance, which is generally consistent with our previous expectations:

•NeueHealth’s Revenue is expected to be approximately $1 billion
•On a segment basis, NeueCare Revenue is expected to be between $310 million and $320 million, while NeueSolutions Revenue is expected to be between $690 million and $700 million
•Adjusted Operating Cost Ratio is expected to be between 15% and 16%, excluding corporate costs. Including corporate costs, this is expected to be between 19% and 20%†
•Adjusted EBITDA is expected to be between $15 million and $25 million in 2024†

† Reconciliations of projected Adjusted EBITDA and projected Adjusted Operating Cost Ratio to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. With respect to Adjusted EBITDA, these GAAP measures may include the impact of such items as interest expense, income tax expense, transaction costs, depreciation and amortization, share-based compensation expense, impairment of goodwill or long-lived assets, restructuring costs, contract termination costs, changes in the fair value of contingent consideration, changes in the fair value of equity securities and derivatives, financial solvency of contractual counterparties, gains on troubled debt restructuring, and the tax effect of all such items. Historically, the Company has excluded these items from non-GAAP financial measures. With respect to Adjusted Operating Cost Ratio, these GAAP measures may include the impact of such items as share-based compensation. The Company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as a decision to exit part of the business, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Earnings Conference Call

As previously announced, NeueHealth will discuss the Company’s results, strategy, and outlook on a conference call with investors at 8:00 a.m. Eastern Time today. NeueHealth will host a live webcast of this conference call which can be accessed from the Investor Relations page of the company’s website (investors.neuehealth.com). Following the call, a webcast replay will be available on the same site. This earnings release and the Form 8-K filed May 8, 2024 can be accessed on the Investor Relations page of the Company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts.

About NeueHealth

NeueHealth is a value-driven healthcare company grounded in the belief that all health consumers are entitled to high-quality, coordinated care. By uniquely aligning the interests of health consumers, providers, and payors, NeueHealth helps to make healthcare accessible and affordable to all populations across the ACA Marketplace, Medicare, and Medicaid. NeueHealth delivers high-quality clinical care to over 460,000 health consumers through owned clinics and unique partnerships with over 3,000 affiliated providers. We also enable independent providers and medical groups to thrive in performance-based arrangements through a suite of technology and services scaled centrally and deployed locally. We believe our value-driven, consumer-centric care model can transform the healthcare experience and maximize value across the healthcare system. For more information, visit: www.neuehealth.com.

Forward-Looking Statements

Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” “ensure,” and other similar expressions. These forward-looking statements include any statements regarding our plans, expectations and financial guidance. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: our ability to continue as a going concern; our ability to comply with the terms of our credit facility or any credit facility into which we enter in the future; our ability to receive the remaining proceeds from the sale of our Medicare Advantage business in California in a timely manner; our ability to obtain any short or long term debt or equity financing needed to operate our business; our ability to quickly and efficiently complete the wind down of our IFP businesses and MA businesses outside of California, including by satisfying liabilities of those businesses when due and payable; potential disruptions to our business due to corporate restructuring and any resulting headcount reduction; our ability to accurately estimate and effectively manage the costs relating to changes in our businesses offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our and our Care Partner’s abilities to obtain and accurately assess, code, and report risk adjustment factor scores; our ability to contract with care providers and arrange for the provision of quality care; our ability to accurately estimate our medical expenses, effectively manage our costs and claims liabilities or appropriately price our products and charge premiums; our ability to obtain claims information timely and accurately; the impact of any pandemic or epidemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage any growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to mitigate risks associated with our ACO Reach businesses, including any unanticipated market or regulatory developments; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

###

Investor Contact:
IR@neuehealth.com

Media Contact:
media@neuehealth.com

NeueHealth, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$112,762	$87,299
Short-term investments	—	6,265
Accounts receivable, net of allowance of $10,358 and $14,023, respectively	39,938	39,084
ACO REACH performance year receivable	646,627	115,878
Current assets of discontinued operations	149,352	822,570
Prepaids and other current assets	25,786	17,831
Total current assets	974,465	1,088,927
Other assets:
Property, equipment and capitalized software, net	12,650	14,499
Intangible assets, net	90,345	93,238
Other non-current assets	27,668	28,816
Total other assets	130,663	136,553
Total assets	$1,105,128	$1,225,480
Liabilities, Redeemable Noncontrolling Interest, Redeemable Preferred Stock and Shareholders’ Equity (Deficit)
Current liabilities:
Medical costs payable	$157,601	$157,903
Accounts payable	6,263	11,841
Short-term borrowings	—	303,947
ACO REACH performance year obligation	529,657	—
Current liabilities of discontinued operations	345,048	699,758
Risk share payable to deconsolidated entity	123,981	123,981
Warrant liability	11,899	13,971
Other current liabilities	85,101	79,856
Total current liabilities	1,259,550	1,391,257
Long-term borrowings	66,400	66,400
Other liabilities	21,212	22,441
Total liabilities	1,347,162	1,480,098
Commitments and contingencies
Redeemable noncontrolling interests	98,761	88,908
Redeemable Series A preferred stock, $0.0001 par value; 750,000 shares authorized in 2024 and 2023; 750,000 shares issued and outstanding in 2024 and 2023	747,481	747,481
Redeemable Series B preferred stock, $0.0001 par value; 175,000 shares authorized in 2024 and 2023; 175,000 shares issued and outstanding in 2024 and 2023	172,936	172,936
Shareholders’ equity (deficit):
Common stock, $0.0001 par value; 3,000,000,000 shares authorized in 2024 and 2023; 8,224,541 and 8,053,576 shares issued and outstanding in 2024 and 2023, respectively	1	1
Additional paid-in capital	3,074,654	3,056,027
Accumulated deficit	(4,323,763)	(4,307,849)
Accumulated other comprehensive loss	(104)	(122)
Treasury Stock, at cost, 31,526 shares at March 31, 2024, and December 31, 2023, respectively	(12,000)	(12,000)
Total shareholders’ equity (deficit)	(1,261,212)	(1,263,943)
Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and shareholders’ equity (deficit)	$1,105,128	$1,225,480

NeueHealth, Inc. and Subsidiaries
Consolidated Statements of Income (Loss)
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue:
Capitated revenue	$61,466	$49,548
ACO REACH revenue	171,811	239,807
Service revenue	11,615	11,187
Investment income	203	8
Total revenue	245,095	300,550
Operating expenses:
Medical costs	196,874	260,120
Operating costs	66,822	79,518
Bad debt expense	(3)	—
Restructuring charges	(58)	301
Depreciation and amortization	4,562	5,483
Total operating expenses	268,197	345,422
Operating loss	(23,102)	(44,872)
Interest expense	2,930	7,787
Warrant income	(2,072)	—
Gain on troubled debt restructuring	(30,311)	—
Income (loss) from continuing operations before income taxes	6,351	(52,659)
Income tax expense	663	1,259
Net income (loss) from continuing operations	5,688	(53,918)
Loss from discontinued operations, net of tax	(9,865)	(115,543)
Net Loss	(4,177)	(169,461)
Net income from continuing operations attributable to noncontrolling interests	(11,737)	(5,550)
Series A preferred stock dividend accrued	(10,294)	(9,714)
Series B preferred stock dividend accrued	(2,310)	(2,180)
Net loss attributable to NeueHealth, Inc. common shareholders	$(28,518)	$(186,905)

Basic and diluted loss per share attributable to NeueHealth, Inc. common shareholders
Continuing operations	$(2.31)	$(9.04)
Discontinued operations	(1.22)	(14.64)
Basic and diluted loss per share	(3.53)	(23.68)

Basic and diluted weighted-average common shares outstanding*	8,079	7,894
*Shares have been retroactively adjusted to reflect the reverse stock split effective May 22, 2023

NeueHealth, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(4,177)	$(169,461)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,562	9,891
Share-based compensation	18,627	33,320
Deferred income taxes	—	436
Warrant expense	(2,072)	—
Gain on troubled debt restructuring	(30,311)	—
Net accretion of investments	(34)	(4,581)
Loss on disposal of property, equipment, and capitalized software	245	1,299
Other, net	2	475
Changes in assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(850)	(43,409)
ACO REACH performance year receivable	(530,749)	(783,703)
Other assets	(3,507)	22,448
Medical cost payable	(13,263)	(423,459)
Risk adjustment payable	(11,224)	4,153
Accounts payable and other liabilities	(5,612)	(119,416)
Unearned revenue	(11)	137,563
ACO Reach performance year obligation	529,657	719,420
Net cash used in operating activities	(48,717)	(615,024)
Cash flows from investing activities:
Purchases of investments	—	(2,880)
Proceeds from sales, paydowns, and maturities of investments	2,321	690,161
Purchases of property and equipment	(64)	(1,863)
Proceeds from sale of business, net	196,130	1,370
Net cash provided by investing activities	198,387	686,788
Cash flows from financing activities:
Proceeds from issuance of common stock	—	1
Repayments of short-term borrowings	(273,636)	—
Distributions to noncontrolling interest holders	(1,884)	(1,805)
Net cash used in financing activities	(275,520)	(1,804)
Net (decrease) increase in cash and cash equivalents	(125,850)	69,960
Cash and cash equivalents of continuing and discontinued operations – beginning of year	375,280	1,932,290
Cash and cash equivalents of continuing and discontinued operations – end of period	$249,430	$2,002,250
Supplemental disclosures of cash flow information:
Changes in unrealized (loss) gain on available-for-sale securities in OCI	18	2,193
Cash paid for interest	3,587	7,157

NeueHealth, Inc. and Subsidiaries
Segment Information
(in thousands)
(Unaudited)

NeueCare
($ in thousands)	Three Months Ended March 31,
Statement of income (loss) and operating data:	2024	2023

Revenue:
Capitated revenue	$61,466	$49,548
Service revenue	9,530	10,936
Total unaffiliated revenue	70,996	60,484
Affiliated revenue	2,627	2,195
Total segment revenue	73,623	62,679
Operating expenses
Medical Costs	27,436	23,722
Operating Costs	32,589	29,189
Depreciation and amortization	3,786	3,132
Total operating expenses	63,811	56,043
Operating income	$9,812	$6,636

NeueSolutions
($ in thousands)	Three Months Ended March 31,
Statement of income (loss) and operating data:	2024	2023

Revenue:
ACO REACH revenue	$171,811	$239,807
Service revenue	2,085	251
Total segment revenue	173,896	240,058
Operating expenses
Medical Costs	172,065	238,595
Operating Costs	4,766	2,972
Bad debt expense	(3)	—
Total operating expenses	176,828	241,567
Operating loss	$(2,932)	$(1,509)

Non-GAAP Financial Measures

We use the non-GAAP financial measures Adjusted EBITDA, Adjusted Operating Cost Ratio, NeueCare Adjusted EBITDA, and NeueSolutions Adjusted EBITDA. We define Adjusted EBITDA as Net Loss excluding loss from discontinued operations, interest expense, income taxes, transaction costs, depreciation and amortization, share-based compensation expense, restructuring and contract termination costs, impairment of goodwill and long-lived assets, losses related to the bankruptcy of one of our ACO REACH partners, changes in the fair value of equity securities and derivatives, changes in the fair value of contingent consideration, gains on troubled debt restructuring, and the tax effect of all such items. We define Adjusted Operating Cost Ratio as Operating Cost Ratio excluding share-based compensation expense. We define NeueCare Adjusted EBITDA as NeueCare Net Income excluding interest expense, income taxes, transaction costs, depreciation and amortization, share-based compensation expense, restructuring and contract termination costs, impairment of goodwill and long-lived assets, losses related to the bankruptcy of one of our ACO REACH partners, changes in the fair value of equity securities and derivatives, changes in fair value of contingent consideration, and gains on troubled debt restructuring. We define NeueSolutions Adjusted EBITDA as NeueSolutions Net Loss excluding interest expense, income taxes, transaction costs, depreciation and amortization, share-based compensation expense, restructuring and contract termination costs, impairment of goodwill and long-lived assets, losses related to the bankruptcy of one of our ACO REACH partners, changes in the fair value of equity securities and derivatives, changes in fair value of contingent consideration, and gains on troubled debt restructuring. These non-GAAP measures have been presented in this quarterly Earnings Release or in the earnings conference call as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist management and investors in comparing our operating performance across reporting periods on a consistent basis by excluding and including items that we do not believe are indicative of our core operating performance. Management believes these measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA, Adjusted Operating Cost Ratio, NeueCare Adjusted EBITDA, and NeueSolutions Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered as an alternative to Net income (loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Adjusted Operating Cost Ratio is not a recognized term under GAAP and should not be considered as an alternative to Operating Cost Ratio as a measure of financial performance or any other performance measure derived in accordance with GAAP. The presentation of Adjusted Operating Cost Ratio has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Neither NeueCare Adjusted EBITDA nor NeueSolutions Adjusted EBITDA are recognized terms under GAAP and should not be considered as alternatives to NeueCare Net Loss or NeueSolutions Net Loss, respectively, as a measure of financial performance or any other performance measure derived in accordance with GAAP. The presentation of NeueCare Adjusted EBITDA and NeueSolutions Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
($ in thousands)	2024	2023
Net loss	$(4,177)	$(169,461)
Loss from Discontinued Operations (a)	9,865	115,543
EBITDA adjustments from continuing operations
Interest expense	2,930	7,787
Income tax expense	663	1,259
Depreciation and amortization	4,562	5,483
Transaction costs (b)	1,121	1,852
Share-based compensation expense (c)	18,627	33,320
Gain on troubled debt restructuring (d)	(30,311)	—
Change in fair value of warrant liability (e)	(2,072)	—
Restructuring and contract termination costs (f)	(58)	301
ACO REACH care partner bankruptcy (g)	1,248	—
Impairment of goodwill and long-lived assets	131	—
Change in fair value of contingent consideration (h)	—	(1,827)
EBITDA adjustments from continuing operations	$(3,159)	$48,175
Adjusted EBITDA	$2,529	$(5,743)

(a)Adjusted EBITDA excludes the impact of discontinued operations. Represents losses associated with the Commercial business segment and MA Legacy operations that we exited at the end of 2022 and the California Medicare Advantage business classified as held for sale beginning in the second quarter of 2023. The comparable period in 2023 has been recast to exclude the impacts of our MA Legacy and California Medicare Advantage operations.
(b)Transaction costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to financing initiatives. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.
(c)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards.
(d)Beginning in the first quarter of 2024, Adjusted EBITDA excludes the impact of gains on troubled debt restructuring. The comparable period in 2023 has been recast to exclude these impacts.
(e)Represents the non-cash change in the fair value of the warrant liability established for warrants included in our financing arrangements, which are remeasured at fair value each reporting period.
(f)Restructuring and contract termination costs represent severance costs as part of a workforce reduction, amounts paid for early termination of leases, and impairment of certain long-lived assets primarily relating to our decision to exit the Commercial business for the 2023 plan year.
(g)Represents the costs expected to be incurred as a result of one of our ACO REACH care partners filing for bankruptcy; includes the ongoing costs incurred during the runout period for members attributed to the care partner that would have otherwise been reimbursed prior to the care partner’s bankruptcy.
(h)Represents the non-cash change in fair value of contingent consideration from business combinations, which is remeasured at fair value each reporting period.

The following table provides a reconciliation of Adjusted Operating Cost Ratio for the periods presented:

	Three Months Ended March 31,
	2024	2023
Operating Cost Ratio	27.3%	26.5%
Impact of share-based compensation expense (a)	(7.6)%	(11.1)%
Adjusted Operating Cost Ratio (b)	19.7%	15.4%

(a)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards.
(b)The three months ended March 31, 2024 is higher by 4.3%, driven by the decrease in revenue due to a decline in our ACO REACH aligned beneficiaries outweighing the decreases in our operating costs as part of our restructuring efforts.

The following table provides a reconciliation of NeueCare net income to NeueCare Adjusted EBITDA for the periods presented:

NeueCare
	Three Months Ended March 31,
($ in thousands)	2024	2023
NeueCare Net Income	$9,812	$6,636
Interest expense	—	—
Income tax expense	—	—
Depreciation and amortization	3,786	3,132
Transaction costs (a)	—	—
Share-based compensation expense (b)	—	—
Gain on troubled debt restructuring (c)	—	—
Change in fair value of warrant liability (d)	—	—
Restructuring and contract termination costs (e)	—	—
ACO REACH care partner bankruptcy (f)	—	—
Impairment of goodwill and long-lived assets	—	—
Change in fair value of contingent consideration (g)	—	(1,827)
NeueCare Adjusted EBITDA	$13,598	$7,941

The following table provides a reconciliation of NeueSolutions net loss to NeueSolutions Adjusted EBITDA for the periods presented:

NeueSolutions
Three Months Ended March 31,
($ in thousands)	2024	2023
NeueSolutions Net loss	$(2,932)	$(1,509)
Interest expense	—	—
Income tax expense	—	—
Depreciation and amortization	—	—
Transaction costs (a)	—	—
Share-based compensation expense (b)	—	—
Gain on troubled debt restructuring (c)	—	—
Change in fair value of warrant liability (d)	—	—
Restructuring and contract termination costs (e)	—	—
ACO REACH care partner bankruptcy (f)	1,248	—
Impairment of goodwill and long-lived assets	—	—
Change in fair value of contingent consideration (g)	—	—
NeueSolutions Adjusted EBITDA	$(1,684)	$(1,509)

(a)Transaction costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to financing initiatives. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.
(b)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards.
(c)Beginning in the first quarter of 2024, Adjusted EBITDA excludes the impact of gains on troubled debt restructuring. The comparable period in 2023 has been recast to exclude these impacts.
(d)Represents the non-cash change in the fair value of the warrant liability established for warrants included in our financing arrangements, which are remeasured at fair value each reporting period.
(e)Restructuring and contract termination costs represent severance costs as part of a workforce reduction, amounts paid for early termination of leases, and impairment of certain long-lived assets primarily relating to our decision to exit the Commercial business for the 2023 plan year.
(f)Represents the costs expected to be incurred as a result of one of our ACO REACH care partners filing for bankruptcy; includes the full allowance established for the outstanding receivable and ongoing costs incurred to manage and provide service to members attributed to the care partner that would have otherwise been reimbursed prior to the care partner’s bankruptcy.
(g)Represents the non-cash change in fair value of contingent consideration from business combinations, which is remeasured at fair value each reporting period.